UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 05/20/2005

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-22754

Pennsylvania	23-2003332
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1809 Walnut Street, Philadelphia PA 19103

(Address of Principal Executive Offices, Including Zip Code)

(215) 564-2313

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement

On May 24, 2005, at the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the “Company”), the Company’s shareholders approved an amendment to the Urban Outfitters 2004 Stock Incentive Plan (the “2004 Plan”) and approved the adoption of the Urban Outfitters Executive Incentive Plan (“Incentive Plan”). Also on May 24, 2005, the Company’s Board of Directors amended the 2004 Plan to discontinue the granting of formula non-qualified stock options under Section 7 of the 2004 Plan to a newly elected or incumbent non-employee director who is elected or re-elected to the Board on or after May 24, 2005. The principal features of the 2004 Plan, as amended, and the Incentive Plan are described below.

Amendments to the Urban Outfitters 2004 Stock Incentive Plan

The amendment approved by the Company’s shareholders adds performance goals that the Compensation Committee may use for granting restricted stock awards and restricted stock units so that these awards will qualify as performance-based compensation not subject to a limit on deductibility. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company s named officers. However, certain performance-based compensation is not subject to this deductibility limit if shareholder approval is obtained. Options and stock appreciation rights available under the 2004 Plan meet the requirements for performance-based compensation. Following the approval of the amendment, the performance-based compensation requirements will be met for restricted stock awards that vest on the attainment of performance goals (referred to as performance stock) and restricted stock units that vest on the attainment of performance goals (referred to as performance stock units).

The principal features of the 2004 Plan, as amended, are summarized below. This summary is qualified in its entirety by reference to the 2004 Plan, which is attached as Appendix A to the Company’s Proxy Statement for the Annual Meeting of Shareholders held on June 1, 2004, as filed with the Securities and Exchange Commission on April 26, 2004, and the amendment approved by the Company shareholders, which is attached as Appendix A to the Company’s Proxy Statement for the Annual Meeting of Shareholders held on May 24, 2005, as filed with the Securities and Exchange Commission on April 25, 2005.

General

Common Shares Available. The amendment approved by the Company’s shareholders does not change the following limits on Common Shares (which have been adjusted to reflect the two-for one split of the Company’s Common Shares effective July 9, 2004). The Company reserved 5,000,000 Common Shares for issuance under the 2004 Plan. During any calendar year, no employee may be granted options and stock appreciation rights covering more than 1,200,000 Common Shares. No more than 2,000,000 Common Shares are available for restricted stock grants and awards of restricted stock units under the 2004 Plan. The amendment adds a new limit – during any calendar year, no employee may be granted performance stock and performance stock units covering more than 1,200,000 Common Shares. Each of the above limits is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than Common Shares, the Common Shares not issued under that award will again become available for grant under the 2004 Plan. If Common Shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of Common Shares issued net of the shares withheld or surrendered will be counted against the number of Common Shares available under the 2004 Plan.

Administration. Two committees have authority to administer the 2004 Plan. The first committee, of which the Chairman of the Board is the sole member, administers the 2004 Plan for awards that cover 20,000 or fewer Common Shares made to individuals not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Compensation Committee administers the 2004 Plan for all other awards. These committees are referred to collectively as the “administrator”. The administrator has considerable discretion in setting the terms of awards granted to employees, consultants and certain awards to non-employee directors.

Types of Awards. Under the 2004 Plan, the administrator may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock (including performance stock) and restricted stock units (including performance stock units).

Eligibility. Employees and consultants of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2004 Plan. Employees and consultants are not eligible to receive formula options, and non-employee directors and consultants are not eligible to receive incentive stock options. The administrator selects the employees, non-employee directors and consultants who will receive discretionary options, stock appreciation rights, restricted stock awards and restricted stock units under the 2004 Plan. There are approximately 6,200 employees and 4 non-employee directors currently eligible to receive awards under the 2004 Plan. The limited number of consultants potentially eligible to participate in the 2004 Plan is not currently determinable.

Discretionary Stock Options

The administrator may award incentive stock options and non-qualified stock options. Incentive stock options offer employees certain tax advantages that are not available for non-qualified stock options. The administrator determines the terms of the options, including the number of Common Shares subject to the option and the exercise price. However, the option term of incentive stock options may not exceed ten years, and the per share exercise price of incentive stock options may not be less than the fair market value of a Common Share on the date the option is granted.

When an employee, non-employee director or consultant terminates service, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee, non-employee director or consultant terminates his or her service with the Company for a reason other than death or disability, his or her options generally remain exercisable for up to 30 days after termination of service, unless the administrator provides for a longer period. If the employee, non-employee director or consultant terminates his or her service with the Company due to death or disability, his or her options generally remain exercisable for up to six months after termination of service, unless the administrator provides for a longer period.

An employee, non-employee director or consultant may pay the exercise price of an option in cash or its equivalent. The administrator may also permit an optionee to pay the exercise price by surrendering previously acquired Common Shares, through a so-called broker-financed transaction or in any combination of such methods. The administrator may permit an employee to pay the tax withholding obligation with Common Shares issuable upon the exercise of the non-qualified stock option or previously acquired shares.

Formula Stock Options

Prior to the amendment adopted by the Board of Directors on May 24, 2005, the 2004 Plan provided for two types of formula option grants for non-employee directors. A non-employee director would receive an initial option to purchase 40,000 Common Shares on the date he or she first became a non-employee director. In addition, on the first business day immediately following each of the dates on which an incumbent non-employee director was elected or re-elected, he or she would receive an additional option to purchase 40,000 Common Shares but only if he or she did not receive an initial option grant within the preceding six months.

Each 40,000-share option became fully vested on the business day before the first annual meeting of shareholders after the date the option is granted. The exercise price of each 40,000-share option was 100% of the fair market value of the Common Shares on the date of grant. The exercise price could be paid in cash, by surrendering previously acquired Common Shares to the Company, through a so-called broker-financed transaction or in any combination of such methods. Generally, each 40,000-share option expired on the earlier of (1) ten years from the date of grant, or (2) one year from the date the non-employee director ceases to be a director for any reason.

A non-employee director may transfer his or her options for no consideration to certain family members (as defined in the 2004 Plan) or to certain trusts, foundations or other entities that family members control or have an interest in.

The 2004 Plan, as amended by the Board on May 24, 2005, no longer allows the granting of formula non-qualified stock options under Section 7 of the 2004 Plan to a newly elected or incumbent non-employee director who is elected or re-elected to the Board on or after May 24, 2005. Any formula grant made under Section 7 of the Plan prior to May 24, 2005 that is outstanding on May 23, 2005 shall continue to be outstanding in accordance with the term of the award agreement evidencing such grant, which are generally consistent with the terms described above.

Stock Appreciation Rights

The administrator may award stock appreciation rights to employees, non-employee directors and consultants either along with, or independent of, options. A stock appreciation right entitles the grantee to receive an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the fair market value on the date of grant. The administrator determines whether this amount will be paid in cash, Common Shares, or a combination of cash and Common Shares.

When an employee, non-employee director or consultant terminates service, his or her stock appreciation rights may expire before the end of the otherwise applicable stock appreciation right term. The period during which the stock appreciation right may be exercised is the same as the period for discretionary options, discussed above.

Restricted Stock

The administrator may make restricted stock awards to employees, non-employee directors and consultants. A restricted stock award is an award of Common Shares that is subject to certain restrictions during a specified period, such as an employee s continued employment with the Company or the achievement of certain performance goals. The Company holds the Common Shares during the restriction period and the grantee cannot transfer the shares before termination of that period. The grantee is, however, generally entitled to vote the Common Shares and receive any dividends declared and paid on the Company s Common Shares during the restriction period.

For performance stock awards, the restrictions lapse only to the extent performance goals established by the Compensation Committee are met. The Compensation Committee may select one or more performance criteria for each performance stock award from the following list: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The criteria may be applied to the individual, a division, the Company or a subsidiary of the Company.

Restricted Stock Units

The administrator may award restricted stock units to employees, non-employee directors and consultants. Each restricted stock unit represents the right to receive one Common Share when the restricted stock unit vests. Restricted stock units vest at such time, and upon satisfaction of any conditions, as determined by the administrator. A bookkeeping account is established for each recipient of a restricted stock unit award that shows the number of restricted stock units granted, as well as full and fractional restricted stock units representing any cash dividends prior to the date the restricted stock unit vests.

Performance stock units vest only to the extent performance goals established by the Compensation Committee are met. The Compensation Committee may select one or more performance criteria for each award of performance stock units from the above list for performance stock awards.

Miscellaneous

Transferability. Awards, except for formula options, generally are not transferable, except by will or under the laws of descent and distribution. The administrator has the authority, however, to permit an employee, non-employee director or consultant to transfer discretionary non-qualified stock options and stock appreciation rights to certain permitted transferees.

Acceleration of Vesting. The administrator may, in its discretion, accelerate the date on which options or stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock (other than performance stock) and restricted stock units (other than performance stock units), if it determines that to do so would be in the best interests of the Company and the participants in the 2004 Plan. Upon a change in control of the Company (as defined in the 2004 Plan), all outstanding options and stock appreciation rights become exercisable, and all outstanding restricted stock (including performance stock) and restricted stock units (including performance stock units) become vested.

Change In Capitalization/Certain Corporate Transactions. If there is a change in the Company’s capitalization that affects its outstanding Common Shares, the aggregate number of Common Shares subject to awards, together with the option exercise price, will be adjusted by the administrator, as described in the 2004 Plan. The 2004 Plan also provides that, in the event of a merger, consolidation or other specified corporate transaction, outstanding awards will be assumed by the surviving or successor corporation, if any. The 2004 Plan also authorizes the administrator to terminate the discretionary awards granted to employees, non-employee directors and consultants in the event of such a corporate transaction, after giving advance notice. In the event of a corporate transaction where shareholders are to receive cash, stock or other property, and formula options granted to non-employee directors are not assumed by the surviving or successor corporation, all outstanding non-employee director formula options will be terminated, and each non-employee director will receive cash equal to the difference between (1) the exercise price of the stock not yet exercised under the formula option, and (2) the per share value to be received by shareholders in connection with such transaction.

Effective Date. The 2004 Plan became effective on February 24, 2004. The amendment, as approved by the Company’s shareholders, became effective on February 1, 2005. The amendment adopted by the Board of Directors on May 24, 2005 became effective on May 23, 2005.

Amendment/Termination. The administrator may amend outstanding awards, including an amendment to decrease the exercise price of an outstanding option. The Board of Directors may amend or suspend the 2004 Plan. Shareholder approval, however, is required for any material amendment to the 2004 Plan (as defined under the applicable NASDAQ listing standards), as well as for certain amendments of which the 2004 Plan requires shareholder approval, such as an increase in the number of Common Shares authorized for issuance of incentive stock options and a change in the class of employees who may receive incentive stock options under the 2004 Plan. Requisite shareholder approval is also required for any amendment that would require shareholder approval under Section 162(m) of the Code.

The Board of Directors may terminate the 2004 Plan at any time and for any reason. No incentive stock options will be granted under the 2004 Plan after February 23, 2014.

The Urban Outfitters Executive Incentive Plan

The Incentive Plan provides an incentive award program resulting in cash bonus awards which will qualify as performance-based compensation not subject to a limit on deductibility. Section 162(m) of the Code places a limit on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company s President and the Company’s four most highly compensated other executive officers whose total annual salary and bonus exceed $100,000 (the “Named Officers”). However, certain performance-based compensation, such as compensation payable under the Incentive Plan, is not subject to this deductibility limit if shareholder approval is obtained. The Incentive Plan was adopted by the Board of Directors on April 21, 2005, and approved by the Company’s shareholders on May 24, 2005.

The principal features of the Incentive Plan are summarized below. This summary is qualified in its entirety by the complete text of the Incentive Plan, which is attached as Appendix B to the Company’s Proxy Statement for the Annual Meeting of Shareholders held on May 24, 2005, as filed with the Securities and Exchange Commission on April 26, 2004.

The Incentive Plan is intended to provide corporate officers and other key employees of the Company or a subsidiary of the Company with an opportunity to receive an annual cash incentive bonus based on the achievement of objective, pre-established criteria and performance targets. The first annual award would be based on performance during the fiscal year beginning February 1, 2005, and annual awards would continue in subsequent fiscal years (subject to future shareholder approval as required by Section 162(m) of the Code), until the Incentive Plan is terminated by the Board of Directors. The Compensation Committee currently expects that awards will be granted under the Incentive Plan to one or more of the Named Officers.

At the beginning of each fiscal year, the Compensation Committee will determine the employees who are eligible to participate and each participant’s target award, which will be a specified percentage of his or her base salary. The Compensation Committee will also establish a schedule or matrix of performance criteria and performance targets for each participant which will show the percentage of the target award payable under various levels of achieved performance. The Compensation Committee may select one or more performance criteria for each participant from the following list: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The criteria may be applied to the individual, a division, the Company or a subsidiary of the Company.

At the end of the year, the Compensation Committee will determine the extent of achievement of the pre-established performance targets for each criterion. The level of achievement attained will be applied to the schedule or matrix to determine a performance adjustment percentage. The award payable to the participant will be equal to the performance adjustment percentage, multiplied by the participant’s target award. The

Compensation Committee may not increase the amount of compensation that would otherwise be payable to a Named Officer upon achievement of performance targets, but it may reduce a participant’s award if it believes such action would be in the best interest of the Company and its shareholders. Awards will be paid in cash as soon as practicable after the close of the year for which they are earned. No award will be payable to any participant who is not an employee on the date the award is scheduled to be paid, with certain exceptions in the event of death or disability. In addition, if a participant retires or terminates employment after the last day of the fiscal year but before the award is paid, the Compensation Committee has the discretion to pay the award, based on the participant’s performance for the year.

The maximum award that may be paid to any individual with respect to any year is five million dollars.

The Board of Directors may amend, suspend, discontinue or terminate the Incentive Plan. However, shareholder approval is required to change the class of individuals eligible to participate in the Incentive Plan, the performance criteria from which the Compensation Committee may select, and the maximum amount payable to any individual with respect to any year. It is the Company’s policy to take all reasonable action to maximize the deductibility of all performance-based compensation.

For the fiscal year ending January 31, 2006, the plan includes one participant whose performance criteria will be sales, income from operations and the number of stores opened during the fiscal year. Each of these criteria has a specific bonus award if pre-determined performance targets are met. Sales and income from operations targets in order to receive 100% of the eligible bonus payout have been determined. Furthermore, the participant is eligible to receive 33% of the eligible payout for these two performance targets if lower targets are met. Regarding the new store performance criteria, the participant must open a pre-determined number of stores in order to receive 100% of the eligible bonus payout. No lower target exists for this performance criteria.

Item 4.01.	Changes in Registrant’s Certifying Accountant

Appointment of new independent registered public accounting firm

On May 24, 2005, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2006, effective upon the final completion of Deloitte & Touche’s customary client acceptance procedures and execution of an engagement letter. During the two most recent fiscal years and through May 24, 2005, the Company did not consult with Deloitte & Touche regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Resignation of independent registered public accounting firm

As stated in the Company’s Proxy and Notice of Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 25, 2005, the Company announced it had not yet selected the Company’s independent accountant for the fiscal year ending January 31, 2006 and would commence a process to review available alternatives. On May 3, 2005, the Company issued a request for proposal to serve as the Company’s independent registered public accounting firm. On May 20, 2005, KPMG LLP (“KPMG”) informed the Company that it resigned as the Company’s independent registered public accounting firm.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the fiscal years ended January 31, 2005 and 2004, as well as the audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2005 and the effectiveness of internal control over financial reporting as of January 31, 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with its audits for each of the two most recent fiscal years and through May 20, 2005, the Company had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its report on the financial statements for such years.

During the two most recent fiscal years and through May 20, 2005, there have been no “reportable events” (as described in Regulation S-K Item 304(a)(1)(v)).

The Company has provided KPMG with the statements included in this Item and has requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether it agrees with these statements. Upon receipt of KPMG’s letter, the Company will file it with the Commission.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: May 26, 2005.	By:	/s/ John E. Kyees
John E. Kyees
Chief Financial Officer